 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2005

LARGO VISTA GROUP, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-30426	76-0434-540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4570 Campus Drive, Newport Beach, CA	92660
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: 949-252-2180

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 9, 2005, the Largo Vista Group, Ltd. (the “Company”) issued a press release indicting that although the Shanghai Offshore Oil Group (HK) Co., Ltd. (“Shanghai Oil”) had not met its obligations under their contract of March 18, 2005 to deliver funds to the Company from sales of fuel oil under the agreement between Shanghai Oil and Asiacorp, the Company has decided to continue to work with Shanghai Oil in its effort to meet its obligations under their contract. However, there can be no assurances that Shanghai Oil will in fact meet its obligations to the Company; and therefore the Company will not deliver any of the shares of its common stock to Shanghai Oil under the contract terms.  A copy of the press release is attached as Exhibit 10.1.

Item 9.01 Exhibits

A copy of the press release is attached as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2005

Largo Vista Group, Ltd.

By: /s/Deng Shan
------------------------------------
  Deng Shan
CEO

EXHIBIT INDEX
Exhibit	Description

10.1	Press Release date September 9, 2005